SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                        --------------------------------


                                   FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                MUNIHOLDINGS NEW JERSEY INSURED FUND III, INC.
                ---------------------------------------------

            (Exact name of registrant as specified in its charter)



         Maryland                                    Applied For
---------------------------             ---------------------------------
(State of incorporation or              (IRS employer identification no.)
organization)


MuniHoldings New Jersey                              08536
Insured Fund III, Inc.                       ----------------------
800 Scudders Mill Road                           (zip code)
Plainsboro, New Jersey
--------------------------------
(Address of principal executive
offices)


Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class to be so          Name of each exchange on which each class
registered                            is  to be registered
------------------------------        -----------------------------------------
Shares of Common Stock,               New York Stock Exchange
par value $.10 per share

Securities to be registered pursuant to Section 12(g) of the Act:

None


     If this form  relates to the               If this form  relates to the
     registration  of a class of                registration  of a class of
     securities pursuant to                     securities  pursuant to Section
     Section 12(b) of the Exchange              12(g) of the Exchange Act and is
     Act and is  effective                      effective pursuant to General
     pursuant to General Instruction            Instruction A.(d), please check
     A.(c),  please check the                   the following box.   | |
     following box.  |X|


Item 1.  Description of Registrant's Securities to be Registered.


     The section captioned "Description of Capital Shares" in the Registrant's prospectus dated January 26, 1999, forming a part of the Registrant's Registration Statement on Form N-2 (No. 333-68433) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on January 26, 1999, is incorporated herein by reference.

Item 2.  Exhibits.

    (I) The following exhibits have been filed with the Commission:

        (1)   Form of Certificate for Common Stock.*

        (2) Portions of the Charter and the By-Laws of the Registrant defining the rights of holders of Common
              Stock.**

     (II) The following exhibits are to be filed with the New York Stock Exchange only:

         (1)   Not applicable.
         (2)   Not applicable.
         (3)   Not applicable.
         (4)   (a)  Charter of the Registrant.
               (b)  By-Laws of the Registrant.
         (5)   Specimen Certificate for Common Stock.
         (6)   Not applicable.


______________________
*   Incorporated by reference to Exhibit (d)(2) to the Registration Statement.

**  Incorporated by reference to Exhibit (d)(1) to the  Registration Statement.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        MUNIHOLDINGS NEW JERSEY INSURED
                                        FUND III, INC.
                                        (Registrant)



                                        By:      /s/ Alice A. Pellegrino
                                            -------------------------------
                                              Alice A. Pellegrino
                                              Secretary